EXHIBIT 1.01

                       ADELPHIA COMMUNICATIONS CORPORATION

                                40,000,000 Shares

                              Class A Common Stock



                             UNDERWRITING AGREEMENT

                                                  Dated as of January 15, 2002
SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

                  Adelphia Communications Corporation, a Delaware corporation (the "Company"), proposes to sell issue and sell an aggregate of 40,000,000 shares (the "Firm Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") to Salomon Smith Barney Inc. (the "Underwriter"). The Company also proposes to grant an option to sell to the Underwriter, upon the terms and conditions set forth in Section 2 hereof, up to an additional 6,000,000 shares (the "Additional Shares") of Class A Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                  On January 11, 2002, the Company completed the distribution of all of the shares of common stock which the Company owned of Adelphia Business Solutions, Inc. to the Company's common stockholders. Such distribution and related transactions are hereinafter referred to as the "ABIZ Spin-Off."

                  This Agreement shall supersede any and all other oral or written agreements regarding the Shares among the parties hereto.

                  1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriter on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) A Registration Statement on Form S-3 (Registration No. 333-64224), including a prospectus, with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and have become effective. Copies of such registration statement have been delivered by the Company to you as the Underwriter. As used in this Agreement, (i) "Registration Statement" means each such registration statement, as amended and supplemented to the date hereof; (ii) "Basic Prospectus" means the prospectus included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference (the "Incorporated Documents")) specifically relating to the Shares, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

                  (b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in paragraph 4(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under such Act; and the Registration Statement, the Prospectus and the Incorporated Documents do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not, at any time during the period specified in paragraph 4(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from any Registration Statement or any Prospectus in reliance and based upon information furnished to the Company by or on behalf of the Underwriter, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof;

                  (c) Neither the Company nor any of its material subsidiaries (the "Subsidiaries") has sustained since December 31, 2000 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any reduction in the consolidated stockholders' equity or change in the capital stock, as applicable (other than reductions in the ordinary course of business consistent with prior periods), material increase in the total amount of short-term debt (excluding trade payables) or long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' equity, shareholders' equity or results of operations of the Company and its Subsidiaries or any of the Acquired Companies (as defined below) and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (d) Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; except in any case that would not have a material adverse effect on the business, general affairs, management, financial position, partners equity or shareholders' equity (other than reductions in the ordinary course of business consistent with prior periods), results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (e) (i) Each of the Subsidiaries that is a partnership or limited liability company has been duly formed or organized and is validly existing as a partnership or limited liability company in good standing under the laws of its state of formation, with full power and authority (partnership, limited liability company and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign partnership or foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect; and (ii) each of the Company and the Subsidiaries that are corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect;

                  (f) Each of the Company and its Subsidiaries has the ownership or authorized capitalizations, as the case may be, as set forth in the Prospectus, and all of the partnership interests of the Subsidiaries that are partnerships, all of the limited liability company interests of the Subsidiaries that are limited liability companies and all of the issued shares of capital stock of its Subsidiaries that are corporations have been duly and validly authorized and issued and with respect to shares of capital stock are fully paid and non-assessable; and all of the partnership interests of the Subsidiaries disclosed in the Prospectus as being owned directly or indirectly by the Company, all of the limited liability company interests of the Subsidiaries disclosed in the Prospectus as being owned directly or indirectly by the Company and all of the issued shares of capital stock of the Subsidiaries that are corporations disclosed in the Prospectus as being owned directly or indirectly by the Company have been duly and validly authorized and issued are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus); and ownership of the various interests and shares of the Company and its Subsidiaries is as described in the Prospectus;

                  (g) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus;

                  (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and in connection with the ABIZ Spin-Off, and to consummate the transactions contemplated by this Agreement, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein;

                  (i) Prior to the date hereof, none of the Company or any of its affiliates (other than the Underwriter or any person acting on its behalf as to which the Company makes no representation) has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

                  (j) The issuance and sale of the Shares, the consummation of the ABIZ Spin-Off, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or one of its Subsidiaries by a local franchising governmental body) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or has rights under or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or its Subsidiaries that are corporations or the certificates of formation or limited liability company operating agreements of its Subsidiaries that are limited liability companies or the certificates of limited partnership or the partnership agreements of its Subsidiaries that are partnerships or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, other than such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

                  (k) None of the Company or its Subsidiaries is in violation of its certificate of incorporation, partnership agreement, certificate of formation, limited liability company operating agreement or bylaws, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or a subsidiary is a party or by which it or any of its properties may be bound, except for such defaults as would not have individually or in the aggregate a Material Adverse Effect;

                  (l) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Company's capital stock, and incorporated by reference in the Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as applicable, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (m) None of the Company or its Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (n) None of the Company, its Subsidiaries or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (o) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

                  (p) Other than as set forth in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and except with respect to general rulemakings and similar matters relating generally to the cable television industry, during the time the Systems (as defined below) have been owned by the Company or a subsidiary (i) there has been no adverse judgment, order, or decree issued by the United States Federal Communications Commission (the "FCC") relating to any of the Systems that has not been disclosed in the Prospectus that would be required to be disclosed in a public offering registered under the Securities Act; (ii) there are no actions, suits, proceedings, inquiries or investigations by the FCC pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any System; and (iii) to the Company's knowledge, after due inquiry, there is no reasonable basis for any such action, suit, proceeding or investigation;

                  (q) Each of Deloitte & Touche LLP, who has reported on the financial statements of the Company and one of the Acquired Companies (as defined below), and KPMG LLP, who has reported on the financial statements of one of the Acquired Companies, is an independent public accountant as required by the Securities Act and the Rules and Regulations;

                  (r) The ABIZ Spin-Off has been duly and validly authorized by the Company and this Agreement has been duly and validly authorized, executed and delivered by the Company;

                  (s) Except for matters covered by paragraph (w) below or with respect to matters that would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries have made all filings, recordings and registrations with, and possess all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, cable television franchises, pole attachment agreements, and cable antenna relay service, broadcast auxiliary, earth station, business radio, microwave or special safety radio service licenses issued by the FCC (collectively, the "Authorizations") necessary or appropriate to own, operate and construct the cable communication systems owned by them (the "Systems") or otherwise for the operation of their businesses and are not in violation thereof; (ii) all such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any Authorization which is necessary or appropriate to own, operate and construct the Systems or otherwise for the operation of any such business; (iii) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by the United States Communications Act of 1934, as amended (the "Communications Act"), or any FCC rule or regulation applicable to the operation of any portion of any of the Systems; (iv) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by state or local laws, or local rules or regulations applicable to the operation of any portion of any of the Systems; (v) there is not pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any action by the FCC or state or local regulatory authority to modify, revoke, cancel, suspend or refuse to renew any Authorization; (vi) other than as described in the Prospectus, there is not now issued or outstanding or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any notice of any hearing, material violation or material complaint against the Company or any of its Subsidiaries with respect to the operation of any portion of the Systems and none of the Company or its Subsidiaries has any knowledge that any person intends to contest renewal of any material Authorization;

                  (t) (i)(A) The Company and its Subsidiaries have entered into, or have rights under, all required programming agreements (including, without limitation, all non-broadcast affiliation agreements under which the Company and its Subsidiaries are accorded retransmission rights relating to programming that the Systems provide to their customers) that are material to the conduct of their business as described in the Prospectus; and (B) all such material agreements are in full force and effect and none of the Company, any of its Subsidiaries or any of its affiliates has received any written notice of revocation or material modifications of such material agreements; and (ii)(A) either the Company or its Subsidiaries has entered into agreements with the television stations that have notified the Company or its Subsidiaries that such station's respective consent is required to carry such stations on the Systems or has ceased carrying such stations; (B) all such agreements grant the Company or one of its Subsidiaries retransmission consent in exchange for various non-cash consideration; and (C) all such agreements are in full force and effect and are not subject to revocation (except in the case of material breach by the Company or its Subsidiaries) or material modifications, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material modification of any such agreement, except where the failure of such agreements to be in full force and effect or such revocation would not, in either case, individually or in the aggregate have a Material Adverse Effect;

                  (u) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) all registration statements and all other documents (including but not limited to annual reports) required by the FCC in connection with the operation of the Systems have been filed with the FCC; (ii) all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 MHz and 225-400 MHz) which are currently being used in connection with the operation of the Systems have been authorized for such use by the FCC;
         (iii) each of the Systems subject to Equal Employment Opportunity Commission ("EEOC") compliance certification by the FCC has been certified by the FCC for annual EEOC compliance during the time such Systems have been owned by the Company or its Subsidiaries; and (iv) all towers associated with the Systems are in compliance with the rules and regulations of the United States Federal Aviation Administration;

                  (v) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, none of the Company or any of its Subsidiaries is in breach or violation of, or in default under, any of the terms, conditions or provisions of the Communications Act or the rules, regulations or policies of the FCC thereunder;

                  (w) (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, all statements of accounts and any other filings that are required under Section 111 of the United States Copyright Act of 1976, as amended, in connection with the retransmission of any broadcast television and radio signals on the Systems have been timely filed with the United States Copyright Office and indicated royalty payments have been made for each System for each accounting period during which such Systems have been owned by the Company or its Subsidiaries; (ii) none of the Company, any of its Subsidiaries or any System has received any inquiry or request from the United States Copyright Office or from any other party challenging or questioning any such statements of account or royalty payments; and
         (iii) no claim of copyright infringement has been made or threatened in writing against the Company, any of its Subsidiaries or any System;

                  (x) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or by the Prospectus under "Use of Proceeds," nor compliance with the terms, conditions and provisions thereof by the Company, will conflict with the Communications Act or the rules, regulations or policies of the FCC thereunder, or will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any material license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification;

                  (y) Neither the execution and delivery of this Agreement, nor the execution, delivery, offer, issuance and sale of the Shares, nor compliance with the terms, conditions and provisions thereof by the Company, requires or will require any license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification by or with the FCC;

                  (z) On October 1, 1999, the Company consummated its previously announced acquisition of Century Communication Corp. and FrontierVision Partners, L.P. (collectively, the "Acquired Companies");

                  (aa) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

                  (bb) The historical financial statements and financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act and the Rules and Regulations and present fairly in all material respects the financial position, results of operations and statements of cash flows of the Company and its consolidated subsidiaries, at the respective dates and for the respective periods indicated; such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented, the other financial information and data included or incorporated by reference in the Registration Statement and Prospectus, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectus and the books and records of the Company and its subsidiaries, and the statistical information and data included in the Prospectus are accurately presented in all material respects;

                  (cc) Except as disclosed in the Prospectus, there are no holders of securities of the Company or the Subsidiaries who, by reason of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, have the right to request or demand that the Company, any of the Subsidiaries or any of their joint ventures register any of its securities (including, without limitation, Class A Common Stock and the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock")) under the Securities Act.

                  Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company, any of its Subsidiaries or any of their joint ventures and any other person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

                  2. Purchase of the Shares. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company, the Firm Shares at a purchase price of $25.20 per share (the "purchase price per share").

                  The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter shall have the right to purchase from the Company, at the purchase price per share, up to 6,000,000 Additional Shares pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 5:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading). Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

                  The Company shall not be obligated to deliver any of the Shares except upon payment for all of the Shares to be purchased as provided herein. The Company acknowledges and agrees that the Underwriter may sell Shares to any affiliate of the Underwriter and that any such affiliate may sell Shares purchased by it to the Underwriter.

                  3. Delivery of and Payment for the Shares.

                  (a) Delivery of and
         payment for the Shares shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on November 15, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Underwriter and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at the aforementioned office of Latham & Watkins at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than five business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Underwriter to the Company of the Underwriter's determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement between the Underwriter and the Company.

                  On the Closing Date or the Option Closing Date, as the case may be, payment of the purchase price for the Shares shall be made to the Company by wire transfer of immediately available funds to an account at a bank acceptable to the Underwriter, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriter of the certificates evidencing the Shares to be purchased. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The certificates for the Firm Shares and any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriter shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriter in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

                  4. Further Agreements of the Company. The Company agrees with the Underwriter:

                  (a) To furnish promptly to the Underwriter and counsel for the Underwriter a conformed copy of each Registration Statement as originally filed and each amendment or supplement thereto filed prior to the date hereof or relating to or covering the Shares, and a copy of each Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith and to file with the Commission pursuant to Rule 424 a prospectus supplement, in form and substance satisfactory to the Underwriter and its counsel, relating to the offering contemplated hereby;

                  (b) To deliver promptly to the Underwriter such reasonable number of the following documents as the Underwriter may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus;

                  (c) During such period following the date hereof as, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered, to comply with the Securities Act, the Exchange Act and the rules and regulations under each thereof, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) below, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request;

                  (d) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment to the Registration Statement, (ii) the Prospectus or any amendment thereto, (iii) the prospectus supplement utilized in connection with this offering or any amendment or supplement thereto, or (iv) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and not to file any document that shall have been disapproved by the Underwriter, provided that neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendments or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

                  (e) To advise the Underwriter promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Shares becomes effective or any supplement to the Prospectus shall have been filed, (ii) of any comments from the Commission or any request or proposed request by the Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Shares), to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus,
         (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;
                  (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                  (g) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering and sale of the Shares;

                  (h) To make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with
         Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158), as soon as practicable;

                  (i) During the period of five years after the date of this Agreement, to furnish to the Underwriter, promptly upon written request, copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of the Shares pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (j) To promptly take from time to time such actions as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as required for the resale of the Shares; and to arrange for the determination of the eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may reasonably request; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (k) Not to, for so long as the Shares are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (l) In connection with the offering of the Shares, until the Underwriter shall have notified the Company of the completion of the distribution of the Shares, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares;

                  (m) In connection with the offering of the Shares, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriter and to cooperate with the Underwriter and Underwriter's counsel with their due diligence review through the Closing Date;

                  (n) To furnish to the Underwriter on the date hereof a copy of each of the independent accountants' reports included in the Registration Statement signed by the accountants rendering such reports;

                  (o) To do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Shares;

                  (p) To not take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to
         Section 4(c);

                  (q) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus under the heading "Use of Proceeds";

                  (r) To use its best efforts to have the Shares listed, subject to notice of issuance, on the Nasdaq National Market as of the Closing Date;

                  (s) To the extent that the Shares constitute uncertificated securities pursuant to Section 158 of the Delaware General Corporation Law and within a reasonable time after the issuance or transfer of such uncertificated Shares, to send to the registered owner thereof a written statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights pertaining to such Shares and any other information as may be required under Section 151(f) of the Delaware General Corporation Law; and

                  (t) The Company, for a period of 90 days after the date of the Prospectus, and the Rigas family, for a period of 70 days after the date of the Prospectus (each such period is referred to herein as the "Lock-up Period"), each agrees to not, without the prior written consent of the Underwriter, issue, offer, sell, offer or contract to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock (whether any such transaction is to be settled by delivery of Class A Common Stock, other securities, cash or other consideration) or otherwise dispose of, directly or indirectly, any Class A Common Stock (or any securities convertible into or exchangeable for, or any warrants or options to purchase relating to Class A Common Stock) except for agreements, transactions or activities in connection with (i) sales to the Underwriter pursuant to this Agreement; (ii) the issuance of options or grants of shares under the Company's employee benefit, stock option or stock plans in existence on the date hereof or in existence from time to time; (iii) the issuance of any shares pursuant to any existing agreements; (iv) the issuance of shares of Class A Common Stock pursuant to a conversion of any Class B Common Stock or convertible preferred stock outstanding on the date hereof or pursuant to the "November 2001 Rigas Preferred Stock Direct Placement" (as defined in the Prospectus); (v) the issuance of capital stock of the Company to the persons or entities named on Schedule 1 hereto, including the issuance of capital stock in connection with the "November 2001 Rigas Common Stock Direct Placement" (as defined in the Prospectus); (vi) any private placement of capital stock of the Company; provided that such capital stock shall remain "restricted securities" (as defined in Rule 144(a)(3) of the Securities Act) for any remaining portion of the Lock-up Period; (vii) any issuance of shares in connection with a bona fide pledge of Class A Common Stock or the Class B Common Stock; (viii) issuances of Class A Common Stock or Class B Common Stock upon conversion of the Company's 6% Convertible Subordinated Notes due 2006, the Company's 3.25% Convertible Subordinated Notes due 2021, the Company's 7.5% Series E Mandatory Convertible Preferred Stock or the Company's 7.5% Series F Mandatory Convertible Preferred Stock; (ix) sales of the Company's 3.25% Convertible Subordinated Notes due 2021 as contemplated in the "April 2001 Rigas Notes Direct Placement" (as defined in the Prospectus) and issuances of Class B Common Stock or Class A Common Stock upon conversion of such notes; and (x) any issuance of Shares in connection with a bona fide acquisition of telecommunications assets or an entity in the telecommunications business.

                  5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                  (a) The Prospectus and supplement referred to in Section 4(a) of this Agreement shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriter.

                  (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriter as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriter may agree.

                  (c) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all material respects to the Underwriter, and the Company shall have furnished to the Underwriter all documents and information that the Underwriter or its counsel may reasonably request to enable them to pass upon such matters.

                  (e) The Underwriter shall have received on the Closing Date an opinion of Buchanan Ingersoll Professional Corporation, counsel for the Company, dated the Closing Date and addressed to the Underwriter, to the effect that:

                                    (i) The Company has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the state of its formation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                                    (ii) This  Agreement  has been  duly and
                  validly  authorized, executed and delivered by the Company;

                                    (iii)The ABIZ Spin-Off has been duly and
                  validly authorized by the Company;

                                    (iv) All of the outstanding shares of
                  capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization." The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                                    (v) The Shares to be issued and sold to the
                  Underwriter by the Company under this Agreement have been duly authorized and when issued and delivered to the Underwriter against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Class A Common Stock upon the issuance thereof by the Company, other than as described in the Prospectus;

                                    (vi) The form of certificates for the Shares
                  conforms to the requirements of the Nasdaq National Market and the Delaware General Corporation Law;

                                    (vii) The Registration Statement has become
                  effective under the Securities Act and the Prospectus (including the prospectus supplement contemplated by Section 4(a) hereof) was filed pursuant to Rule 424(b) of the Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

                                    (viii) The Company has the corporate power
                  and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Shares as provided therein, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) such enforceability may be limited by the effects of general principles of equity and by the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) and (C) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or public policy and, if applicable, (D) waivers as to usury, stay or extension laws may be unenforceable;

                                    (ix) The Registration Statement and the
                  Prospectus, as of their dates (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion is expressed), and each amendment or supplement thereto, as of its date, comply as to form in all material respects with the Securities Act and the Rules and Regulations;

                                    (x) The documents incorporated by reference
                  in the Prospectus (other than the financial statements (and notes thereto) and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations;

                                    (xi) Neither the issuance, sale or delivery
                  of the Shares, nor the execution, delivery or performance of the Underwriting Agreement, or compliance by the Company with all provisions of this Underwriting Agreement, nor consummation by the Company of the ABIZ Spin-Off, nor consummation by the Company of the transactions contemplated hereby violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any subsidiary, or an acceleration of any indebtedness of the Company or any subsidiary pursuant to, (i) the charter or bylaws of the Company or (ii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its assets or properties known to such counsel, except in the case of clause (ii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that
                  (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Prospectus;

                                    (xii) The Company is not an "investment
                  company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                                    (xiii) Except as set forth in the
                  Prospectus, there are no holders of securities of the Company who, by reason of the execution by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them;

                                    (xiv) None of (A) the execution, delivery
                  and performance of this Agreement or (B) the issuance and sale of the Shares and the application of the proceeds from the issuance and sale of the Shares will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System;

                                    (xv) To the knowledge of such counsel, there
                  is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which any of the Company or any subsidiary is or may be a party or to which the business or property of any of the Company or any subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which any of the Company or any subsidiary is or may be subject that has been issued that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Prospectus and that is not so disclosed and, (y) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, it being understood that for purposes of this opinion, such counsel need express no opinion with respect to
                  (i) actions, suits investigation or proceedings before the FCC or any similar state or local regulatory commission or body,
                  (ii) statutes, rules, regulations or orders by any FCC or any similar state or local regulatory commission or (iii) injunctions, restraining orders or other orders by the FCC or any similar state or local regulatory commission or body; and

                                    (xvi) The statements set forth in the
                  Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares, and under the caption "Certain United States Tax Considerations" insofar as they purport to constitute a summary of laws, governmental rules or regulations or documents, are accurate in all material respects.

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, as of the date it was declared effective, or the Prospectus, as of its date or as of the Closing Date, in each case including the Incorporated Documents, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                  The opinion of such counsel may be limited to the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States.

                  (f) The Underwriter shall have received on the Closing Date an opinion of Randall D. Fisher, Esq., General Counsel to the Company, dated the Closing Date and addressed to the Underwriter, to the effect that:

                                    (i) Except as set forth in the Prospectus,
                  each of the Company and its subsidiaries has all of the licenses, permits, franchises and authorizations, if any, required by the relevant governmental authorities of each of New York, Virginia, Pennsylvania, Ohio, Massachusetts, New Hampshire, Vermont, Connecticut, Wyoming, Wisconsin, Indiana, Alabama, Mississippi, Puerto Rico, Georgia, Idaho, Washington, California, Maryland, Illinois, West Virginia, Florida, South Carolina, Oklahoma, Kansas, Kentucky, Colorado, Maine, Tennessee, Arizona, North Carolina and Montana (collectively, the "Adelphia Jurisdictions") and/or its political subdivisions for the provision of cable television service (as such counsel understands service to be provided which may be based on a certificate of an officer of the Company, provided that such counsel shall state that they believe that both the Underwriter and he are justified in relying on such certificate), where the failure to obtain or hold such license, permit, franchise or authorization would have a Material Adverse Effect;

                                    (ii) To the best of such counsel's knowledge
                  after due inquiry, each of the Company and its subsidiaries has made all filings, reports, applications and submissions required by the laws and ordinances relating to cable services of each of the Adelphia Jurisdictions and the ordinances of the jurisdiction's political subdivisions relating thereto, and the rules and regulations promulgated therewith;

                                    (iii) Each of the Company and its
                  subsidiaries has the consents, approvals, authorizations, licenses, certificates, permits, or orders of any governmental authorities of each of the Adelphia Jurisdictions and its political subdivisions, if any, required for the consummations of the transactions contemplated in this Agreement where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would have a Material Adverse Effect;

                                    (iv) There are no actions, suits or
                  proceedings pending or, to the best of such counsel's knowledge, threatened by or before any court or governmental body each of the Adelphia Jurisdictions (other than Vermont) against or affecting any of the Company or its subsidiaries, or the business of the Company and its subsidiaries or, with respect to Vermont, which if adversely determined would have a Material Adverse Effect;

                                    (v) The statements in the Prospectus under
                  the headings "Risk Factors - We are Subject to Extensive Regulation" and "Risk Factors - Competition," insofar as they relate to the Company and its subsidiaries operations each of the Adelphia Jurisdictions and purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and

                                    (vi) Neither the execution and delivery of
                  the Underwriting Agreement nor the offering of the Shares contemplated thereby will conflict with or result in a violation of any order or regulation of each of the Adelphia Jurisdictions or its political subdivisions applicable to the Company and its subsidiaries, the conflict with or the violation of which would have a Material Adverse Effect on the Company and its subsidiaries.

                  (g) The Underwriter shall have received on the Closing Date an opinion of Colin H. Higgin, Esq., Deputy General Counsel to the Company, dated the Closing Date and addressed to the Underwriter, to the effect that:

                                    (i) None of the Company or its subsidiaries
                  is in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company operating agreement, certificate of limited partnership or partnership agreement, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any partnership agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                                    (ii) Each of the Company and its
                  subsidiaries has been duly qualified as a foreign corporation or partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both the Underwriter and he are justified in relying upon such opinions and certificates);

                                    (iii) Each subsidiary of the Company is
                  owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus) (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Underwriter and he are justified in relying upon such opinions and certificates);

                                    (iv) To the best of such counsel's knowledge
                  and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholder's equity, partners' equity, or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                    (v) The issue and sale of the Shares and the
                  compliance by the Company with the Underwriting Agreement and the consummation of the transactions therein contemplated will not, to the best of my knowledge after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any material indenture, mortgage, deed of trust, sale/leaseback transaction, loan agreement or other similar financing agreement, or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, by-laws, the certificate of formation, the limited liability company operating agreement, the certificate of limited partnership or the partnership agreement of the Company and its subsidiaries, as appropriate, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

                                    (vi) No consent, approval, authorization,
                  order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Shares by the Underwriter.

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, as of the date it was declared effective, or the Prospectus, as of its date or as of the Closing Date, in each case including the Incorporated Documents, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                  (h) The Underwriter shall have received on the Closing Date an opinion of Fleischman & Walsh, P.C., special regulatory counsel for the Company and its subsidiaries, dated the Closing Date, and addressed to the Underwriter to the effect that:

                                    (i) The communities listed in Section A of
                  Attachment 1 to the opinion have been registered with the FCC in connection with the operation of the Systems. The filing of a registration statement constitutes initial FCC authorization for the commencement of cable television operations in the community registered.

                                    (ii) The subsidiaries hold certain FCC
                  licenses, as that term is defined below ("FCC Licenses"). All FCC Licenses and receive-only earth station registrations held by the subsidiaries in connection with the operation of the Cable Systems are listed on Attachment 1 to the Opinion. To the best of our knowledge, all such FCC Licenses have been validly issued or assigned to the present licensee and are currently in full force and effect. We have no knowledge of any event which would allow, or after notice or lapse of time which would allow, revocation or termination of any FCC License held by the subsidiaries or would result in any other material impairment of the rights of the holder of such license. To the best of our knowledge, no other FCC Licenses are required in connection with the operation of the Cable Systems by the subsidiaries in the manner we have advised they are presently being operated. For the purposes of this opinion, an FCC License is defined as an authorization, or renewal thereof, issued by the FCC authorizing the transmission of radio energy through the airways.

                                    (iii) Other than proceedings affecting the
                  cable television industry generally and other than rate proceedings, there is no action, suit or proceeding pending before or, to the best of our knowledge, threatened by the FCC which is reasonably likely to have a materially adverse impact upon the cable television operations of the Company and its subsidiaries taken as a whole.

                                    (iv) Statements of Account required by
                  Section 111 of the Copyright Act of 1976, as amended have been filed, together with royalty payments accompanying said Statements of Account, with the U.S. Copyright Office for the Cable Systems covering each of the accounting periods beginning with January 1 through June 30, 1998 accounting period and ending with the January 1 through June 30, 2001 accounting period during which such Cable Systems have been operated by the subsidiaries. We have not reviewed the information or calculations contained in these Statements, and express no opinion with respect to the accuracy thereof. Based solely on material in counsel's file and material representations provided by the Company, to the best of such counsel's knowledge, there is no pending or threatened claim against the Company or any of its subsidiaries for copyright infringement or for non-payment of royalty fees nor does such counsel know of any basis for such a claim.

                                    (v) The Company has obtained all consents,
                  approvals and authorizations of the FCC, if any, required for the consummation of the transactions contemplated in the Underwriting Agreement where the failure to obtain the consents, approval, authorizations, licenses, certificates, permits or orders would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries.

                                    (vi) Neither the execution and delivery of
                  the Underwriting Agreement nor the offering of the Shares contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC applicable to the Company and the subsidiaries, the conflict with or the violation of which would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries. However, we call your attention to the following:

                                    (A) Under the Communications Act as now in
                  effect, the sale or other disposition of certain pledged collateral and the exercise of certain other rights and remedies conferred upon you by any agreement or by applicable law might constitute an assignment of an FCC license, or transfer of control of an FCC licensee, requiring for its consummation the prior consent of the FCC granted upon an appropriate application thereof.

                                    (B) Under the Communications Act as now in
                  effect, and as now interpreted by the FCC, no valid security interest may be granted in an FCC license. To the extent that the Underwriting Agreement and/or related financing documents purport to grant to you a security interest in any FCC licenses, such security interest may not be legally enforceable.

                                    (vii) In the course of our representation of
                  the Company and its subsidiaries, no matters have come to our attention, other than matters affecting the cable television industry generally, which would reasonably be expected to have a materially adverse impact upon the cable television operations of the Company and the subsidiaries taken as a whole.

                                    (viii) In our opinion, the Statements in the
                  Prospectus under the headings "Risk Factors--We are Subject to Extensive Regulation" and the statements incorporated in the Prospectus by reference to (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Form 10-K/A under the headings "Business--Cable Television Operations--Subscriber Services and Rates," "--Franchises," "--Cable Television Operations," "--Legislation and Regulation," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory and Competitive Matters" and (b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Regulatory and Competitive Matters", insofar as they purport to describe the provisions of the law referred to therein regarding the cable television industry, are accurate, complete and fair in all material respects.

                  (i) The Underwriter shall have received from Latham & Watkins, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (j) The Company shall have furnished to the Underwriter a letter from each of Deloitte & Touche LLP and KPMG LLP, addressed to the Underwriter and dated as of the date of this Agreement and as of the Closing Date covering the matters previously requested by the Underwriter, in form and substance satisfactory to the Underwriter and its counsel in their sole discretion.

                  (k) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement and the Prospectus so that the Registration Statement and the Prospectus (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Registration Statement and the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company or any of its Subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus.

                  (l) All of the Rigas family members and affiliates listed on
         Schedule 1 hereto shall have delivered to the Underwriter executed lock-up letters, dated as of the date of the Prospectus, agreeing to "lock-up" their shares of Class A common stock, subject to certain exceptions, for a period of 70 days from the date of the Prospectus in form and substance satisfactory to the Underwriter and its counsel.

                  (m) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriter shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Underwriter reasonably in advance of the Closing Date.

                  (n) Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto dated after the date hereof), there shall not have been (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof) or (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any public announcement given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause
         (i) or (ii) above, is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto dated after the date hereof).

                  (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.

                  (p) The Shares shall have been quoted or approved for quotation upon notice of issuance on the Nasdaq National Market.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

                  The obligations of the Underwriter to purchase and pay for any Additional Shares shall be subject, in its discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the Firm Shares and the Closing Date shall be deemed to refer to such Additional Shares and the Option Closing Date, respectively.

                  6. Effectiveness and Termination. This Agreement shall become effective upon the execution of this Agreement. The obligations of the Underwriter hereunder may be terminated by the Underwriter in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 5 shall have occurred and be continuing.

                  This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company's Class A Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum prices shall have been established on either of such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States of America, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is so material as to make it, in the judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto dated after the date hereof).

                  7. Reimbursement of Underwriter's Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriter for any reason permitted under this Agreement or (b) the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement, the Company shall reimburse the Underwriter for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriter in connection with this Agreement and the proposed public offering and sale of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriter.

                  8. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection
         (b) below.

                    (b) The Underwriter shall indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the
         Underwriter: the third paragraph, the eighth paragraph, the ninth paragraph, the tenth paragraph and the eleventh paragraph under the caption "Underwriting."]]

                    (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnifying party shall not be liable in any one claim or action or separate but substantially similar or related claims or actions in the same jurisdiction for the expenses of more than one separate counsel in additional to local counsel.

                    (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each party to this agreement from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each party to this agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations in this subsection (d) to contribute are several in proportion to its respective underwriting obligations and not joint.

                    (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 12 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  10. Expenses. The Company agrees with the Underwriter to pay
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits) and the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any underwriting and selling group documents;
(e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) the fees and expenses of the Company's counsel and independent accountants; (g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriter); (h) the registration of the Class A Common Stock under the Securities Act and the quotation of the Shares on the Nasdaq National Market; (i) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this
Section 10 and Section 7, the Underwriter shall pay its own costs and expenses.

                  11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriter, shall be delivered or sent by mail or telecopy transmission to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax number: (212) 816-7912), with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Robert A. Zuccaro (telecopier no.: (212) 751-4864);

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (telecopier no.: (814) 274-7098), with a copy to Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219-141, Attention Carl E. Rothenberger, Jr.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter.

                  13. Definition of Terms.  For purposes of this  Agreement,
(a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  15. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  16. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature Pages Follow]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among each of the Company and the Underwriter in accordance with its terms.

                                                     Very truly yours,

                                          ADELPHIA COMMUNICATIONS CORPORATION


                                          By: /s/ James P. Rigas
                                             -------------------
                                          Name: James P. Rigas
                                          Title:  Executive Vice President

                             Underwriting Agreement




The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:


By:  SALOMON SMITH BARNEY INC.



By: /s/ Christopher L. Clipper
    --------------------------
Name:  Christopher L. Clipper
Title:  Vice President

                                   SCHEDULE 1


                                  John J. Rigas
                                Timothy J. Rigas
                                Michael J. Rigas
                                 James P. Rigas
                                   Dorellenic
                             Eleni Acquisition Inc.
                              Doris Holdings, L.P.
                                Highland Holdings
                              Highland Holdings II
                               Highland 2000, L.P.